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                              EMPLOYMENT AGREEMENT
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          AGREEMENT made as of November 7, 2001, by and between New World Pasta
Company, a Delaware corporation (the "Company"), and Cary A. Metz (the "Executive").

          WHEREAS, the Company desires that Executive serve as the Vice President and General Counsel, and Executive desires to hold such positions under the terms and conditions of this Agreement; and

          WHEREAS, the Company is authorized to enter into this Agreement with Executive.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties agree as follows:

          1.  Employment. The Company hereby employs Executive, and Executive
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hereby accepts employment with the Company, upon the terms and subject to the conditions set forth herein.

          2. Term.
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             (a)   Subject to Section 11 hereof, the term of the employment by the Company of Executive pursuant to this Agreement (as the same may be extended, the "Term") shall commence on September 4, 2001 (the "Effective Date"), and terminate on the second anniversary thereof.

             (b) Commencing on the first anniversary of the Effective Date and on each subsequent anniversary thereof, the Term shall automatically be extended for one (1) additional year unless, not later than ninety days (90) prior to any such anniversary date, either party hereto shall have notified the other party hereto in writing that such extension shall not take effect.

          3. Position. During the Term, Executive shall serve as the Vice
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President and General Counsel of the Company, supervising the legal affairs of the Company.

          4. Duties. During the Term, Executive shall devote his full time and
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attention during normal business hours to the business and affairs of the
Company, except vacations in accordance with the Company's policies and for illness or incapacity.
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          5. Salary and Bonus.
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             (a)     During the Term, the Company shall pay to Executive a base salary at the rate of $175,000 per year (the "Base Salary"), subject to annual adjustments as determined by the Chief Executive Officer of the Company.

             (b) For the Company's fiscal year ending December 31, 2001, and for each fiscal year during the Term thereafter, Executive shall be eligible to receive an annual cash bonus equal to up to fifty percent (50%) of his Base Salary subject to the terms of the Annual Incentive Plan of the Company.

          6. Stock Option. Pursuant to the New World Pasta Company 1999 Stock
             ------------
Option Plan (the "Plan") and subject to the terms of the stock option agreement governing the grant of such options, the Company shall grant Executive (i) 46,111 options, with an exercise price of $10 per share, and (ii) 24,823 options with an exercise price of $73.50 per share.

          7. Vacation, Holidays and Sick Leave. During the Term, Executive shall
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be entitled to paid vacation, paid holidays, reimbursement of business expenses and sick leave in accordance with the Company's standard policies for its senior executive officers.

          8. Car Allowance. During the Term, Executive shall be entitled to a
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car allowance in accordance with the Company's standard policies for its senior executive officers.

          9. Relocation Benefits. During the Term, Executive shall be entitled
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to relocation benefits in accordance with the Company's standard policies for its senior executive officers.

          10. Health, Welfare and Pension Benefits. During the Term, Executive
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and eligible members of his family shall be eligible to participate in the
Company provided (i) health and dental benefits and insurance programs; (ii) life and short- and long-term disability benefits and insurance programs and
(iii) pension and retirement benefits.

          11. Termination of Agreement.
              ------------------------
              (a) The employment by the Company of Executive pursuant to this Agreement shall not be terminated prior to the end of the Term, except (i) by mutual consent, (ii) death, (iii) disability, (iv) by the Company for cause, (v) by the Company without cause, (vi) by Executive for good reason, or (vii) by Executive without good reason. In the event of the Executive's termination of employment with the Company by mutual consent, death, disability, by the Company for cause or by the Executive without good reason, the Company's obligation's under this Agreement shall terminate as of the Executive's last day of employment with the
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Company. The Executive shall be entitled to receive any benefits or compensation to which he may be entitled under the benefit plans and policies of the Company, as then in effect. In the event the Executive's employment with the Company is terminated by the Company without cause or by the Executive with good reason, the Executive shall be entitled to a payment equal to twenty-six (26) weeks of the Executive's then current base salary, which shall be paid in accordance with the terms of the Company's Severance Benefits Plan. This payment shall be in lieu of any other obligation of the Company under this Agreement.

                (b) For purposes of this Agreement, the term "cause" shall mean the determination, in good faith, by the Company that one or more of the following events has occurred: (i) any act of gross negligence, fraud or willful misconduct by Executive materially injuring the interest, business or reputation of the Company, or any of its parents, subsidiaries or affiliates; (ii) Executive's commission of any felony; (iii) any misappropriation or embezzlement of the property of the Company, or any of its parents, subsidiaries or affiliates; or (iv) any material breach by Executive of this Agreement, which breach remains uncorrected for a period of thirty (30) days after receipt by Executive of written notice from the Company setting forth such breach. The term "good reason" shall mean the occurrence of any of the following events without the prior consent of Executive: (i) removal of Executive from Executive's then current position; (ii) material reduction by the Company of Executive's then current duties, responsibilities or authority or the assignment to Executive of duties materially inconsistent with his then current position; or (iii) material breach by the Company of this Agreement, which breach remains uncured for a period of thirty days after receipt by the Company of written notice from Executive.

          12.   Successors. This Agreement is a personal contract and the rights
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and interests of Executive hereunder may not be sold, transferred, assigned, pledged, encumbered, or hypothecated by him, except as otherwise expressly permitted by the provisions of this Agreement. This Agreement shall inure to the benefit of and be enforceable by Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

          13.   Confidentiality and Non-Competition Covenants.
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                (a) Executive will not, directly or indirectly, make known, disclose, furnish, make available or utilize any of the Company's confidential information, other than in the proper performance of the duties contemplated by the Agreement, or as required by law. Executive will return all confidential information, including all photocopies, extracts and summaries thereof, and any such information stored electronically on tapes, computer disks or in any other manner to the Company at any time upon request by the Company and, in any event, promptly after the termination of his employment for any reason. Confidential information does not
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include any information (i) available to or already in the hands of the public,
(ii) known to Executive prior to the date hereof, (iii) disclosed to Executive by a third party who is not under a duty of confidentiality with respect to such information, or (iv) independently developed by Executive without the use of confidential information of the Company.

                (b) Executive will not, during the Term and for any period during which Executive is receiving payments from the Company pursuant to this Agreement, perform services for any entity that competes with the Company in the dry pasta category, or in any other category in which the Company is doing business.

                (c) Each party hereto acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this section of the Agreement and such party and that any such breach would cause the other parties, irreparable harm. Accordingly, each party hereto also agrees that, in the event of any breach or threatened breach of this provision of the Agreement by such party, the other parties shall be entitled to equitable relief without the requirement of posting a bond or other security, including in the form of injunctions and orders for specific performance, in addition to all other remedies available to such other parties at law or in equity.

          14.   Entire Agreement. This Agreement contains all the understandings
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between the parties hereto pertaining to the matters referred to herein, and supersedes any other undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto.

          15.   Amendment or Modification; Waiver. No provision of this
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Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by Executive and by a duly authorized officer of the Company. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

          16.   Severability. If any provision or clause of this Agreement or
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the application of any such provision or clause to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision or clause to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision or clause hereof shall be validated and shall be enforced to the fullest extent permitted by law.
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          17.   Survivorship. The respective rights and obligations of the
                ------------
parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

          18.   Governing Law; Arbitration.
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                (a) This Agreement will be governed by and construed in
accordance with the laws of the Commonwealth of Pennsylvania, without regard to its conflicts of law principles.

                (b) In the event a dispute arises out of or pertaining to this Agreement, either party may, by written notice to the other party, require that such dispute be submitted to binding arbitration pursuant to the rules of the American Arbitration Association in Harrisburg, Pennsylvania (including reasonable discovery as determined by the arbitrator) and the order of such arbitrator shall be conclusive, final and binding on all parties hereto and may be entered as a judgment in any court having jurisdiction over the parties.

          19.   Headings. All descriptive headings of sections and paragraphs in
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this Agreement are intended solely for convenience, and no provision of this
Agreement is to be construed by reference to the heading of any section or paragraph.

          20.   Withholding. All payments to Executive under this Agreement
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shall be reduced by all applicable withholding required by federal, state or local law.

          21.   Counterparts. This Agreement may be executed in counterparts,
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each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Employment Agreement as of the date first above written.

                                          NEW WORLD PASTA COMPANY



                                          By: /s/ John Denton
                                             ----------------------------------
                                             Name:  John Denton
                                             Title: CEO

                                          EXECUTIVE

                                          /s/ Cary A. Metz
                                          -------------------------------------
                                             Cary A. Metz